Exhibit 4.1(i)

                                    FIFTH AMENDMENT dated as of July 13, 2001 to the Credit Agreement dated as of July 15, 1999, as amended by the First Amendment and Waiver dated as of September 5, 2000, the Second Amendment dated as of December 29, 2000, the Third Amendment dated as of April 2, 2001 and the Fourth Amendment dated as of April 27, 2001 (the "Agreement") by and among Global Payment Technologies, Inc., a Delaware corporation (the "Company") and The Chase Manhattan Bank, a New York banking corporation (the "Lender").

WHEREAS, the Company has requested the Lender to amend certain provisions of the Agreement to the extent set forth below;

WHEREAS, the Lender has agreed, subject to the terms and conditions of this FIFTH AMENDMENT, to amend certain provisions of the Agreement to the extent set forth below;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.   Amendment to SCHEDULE VI Existing Direct Affiliate Investments.

     Schedule VI to the Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the following in place thereof:

--------------------------------------------------------------------------------------------------------
Existing Direct Affiliate                            Aggregate Permitted Loans, Guarantee Obligations
                                                     and Capital Contributions
--------------------------------------------------------------------------------------------------------
Global Payment Technologies Holdings (Proprietary)   $650,000
Limited
--------------------------------------------------------------------------------------------------------
Global Payment Technologies Australia Pty. Ltd.      $100,000
--------------------------------------------------------------------------------------------------------
CBV China Venture Limited                            $300,000*
--------------------------------------------------------------------------------------------------------
Global Payment Technologies (Europe) Limited         $750,000
--------------------------------------------------------------------------------------------------------
Abacus Financial Management Systems Ltd.             $650,000
--------------------------------------------------------------------------------------------------------
Abacus Financial Management Systems Ltd. USA         $400,000
--------------------------------------------------------------------------------------------------------
Hangzhou CBV Plastics Corp., Ltd.                    $300,000**
--------------------------------------------------------------------------------------------------------

     * Reduced by an amount equal to the aggregate outstanding permitted loans, guarantee obligations and capital contributions to Hangzhou CBV Plastics Corp., Ltd.

     ** Reduced by an amount equal to the aggregate outstanding permitted loans, guarantee obligations and capital contributions to CBV China Venture Limited.

This FIFTH AMENDMENT shall be construed and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of law.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the original terms thereof and is ratified and confirmed.

The agreements herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Agreement or any Default or Event of Default which may occur or may have occurred under the Agreement.

The Company hereby represents and warrants that, after giving effect to this FIFTH AMENDMENT, (1) no Default or Event of Default exists under the Agreement or any other related document and (2) the representations and warranties contained in Article IV. of the Agreement are true and correct as of the date hereof as if made on the date hereof (unless limited to an earlier date, in which event they shall be true as of such earlier date) after giving effect to this FIFTH AMENDMENT.

Please be advised that should there be a need for further amendments or waivers with respect to these covenants or any other covenants, those requests shall be evaluated by the Lender when formally requested, in writing, by the Company.

This FIFTH AMENDMENT may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one FIFTH AMENDMENT. This FIFTH AMENDMENT shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Lender.

IN WITNESS WHEREOF, the Company and the Lender have caused this FIFTH AMENDMENT to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                            GLOBAL PAYMENT TECHNOLOGIES, INC.

                                            By:    /sig/ Thomas McNeill
                                                ----------------------------
                                            Name:   Thomas McNeill
                                            Title:  VP & CFO

                                            GLOBAL PAYMENT TECHNOLOGIES, INC.

                                            By:    /sig/ Stephen Katz
                                                ----------------------------
                                            Name:   Stephen Katz
                                            Title:  Chairman & CEO

                                            THE CHASE MANHATTAN BANK

                                            By:    /sig/ Carolyn B. Lattanzi
                                                ----------------------------
                                            Name:   Carolyn B. Lattanzi
                                            Title:  Vice President

                                     CONSENT

The undersigned, not a party to the Agreement but a "Guarantor" under a Limited Corporate Guaranty executed by the undersigned in favor of the Lender, hereby accepts and agrees to the terms of the FIFTH AMENDMENT contained herein and further acknowledges that its Limited Corporate Guaranty is in full force and effect and is ratified and confirmed.


                                            ABACUS FINANCIAL MANAGEMENT
                                            SYSTEMS LTD. USA


                                            By:    /sig/  Thomas McNeill
                                               ------------------------------
                                            Name:  Thomas McNeill
                                            Title: Treasurer & Secretary

                                            ABACUS FINANCIAL MANAGEMENT
                                            SYSTEMS LTD. USA


                                            By:    /sig/ Stephen Katz
                                               ------------------------------
                                            Name:  Stephen Katz
                                            Title: Chairman & CEO